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                                                                  EXHIBIT 3.2(a)

                                RESTATED BYLAWS
                                       OF

                             EAGLE BANCSHARES, INC.

                         (Effective on October 3, 1991)
                          (as Amended April 22, 1993)

                                   ARTICLE I

                                  Home Office

         The home office of Eagle Bancshares, Inc. (herein the "Corporation") shall be at 2355 Main Street, Tucker, Georgia. The Corporation may also have offices at such other places within or without the State of Georgia as the Board of Directors shall from time to time determine.

                                   ARTICLE II

                                  Shareholders

         SECTION 1. Place of Meetings. All annual and special meetings of Shareholders shall be held at the home office of the Corporation or at such other place within or without the State in which the home office of the Corporation is located as the Board of Directors may determine and as designated in the notice of such meeting.

         SECTION 2. Annual Meeting. A meeting of the Shareholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

         SECTION 3. Special Meetings. Special meetings of the Shareholders for any purpose or purposes may be called at any time in accordance with the provisions of the Articles of Incorporation of the Corporation (as amended or restated from time to time.)

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these Restated Bylaws. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.



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         SECTION  5. Notice of Meeting. Written notice stating the
place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation. If the Corporation has more than five hundred (500) shareholders of record entitled to vote at such meeting, it may utilize a class of United States mail other than first class if the notice is mailed, with adequate postage prepaid, not less than thirty (30) days before the date of the meeting. Notice of a meeting of Shareholders need to be given to any Shareholder who signs a waiver of notice, in person or by proxy, and delivers such waiver to the Corporation, either before or after the meeting.

         When a meeting is adjourned to another time or place, it shall not be necessary, to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with this section to each Shareholder of record on the new record date who is entitled to vote at such meeting.

         SECTION 6. Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of Shareholders. Such date in any case shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at


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such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any Shareholder for any purpose germane to the meeting during the whole time of the meeting. Such list shall be prima facie evidence as to who is a Shareholder of record but, in the event of challenge, the Corporation's stock transfer book shall control.

         SECTION 8. Quorum. A majority of the outstanding Shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

         SECTION 9. Proxies. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the Shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         SECTION 10. Voting. At each election for Directors, every Shareholder entitled to vote at such election shall be entitled to one vote for each share of voting stock held by him. Unless otherwise provided in the Articles of Incorporation (as amended or restated from time to time), by statute, or in a bylaw adopted by the Shareholders under the Georgia Business Corporation Code, as amended, if, at a meeting at which a quorum is present, the votes cast favoring an action exceed the votes cast opposing the action, action on a matter by the Shareholders shall be approved. Unless otherwise provided in the Articles of Incorporation (as amended or restated from time to time), Directors shall be elected by a plurality of the votes cast by the Shares entitled to vote in the election at a meeting at which a quorum is present.

         SECTION 11. Voting of Shares in the name of Two or More Persons. When the ownership of stock stands in the name of two or more persons, in the absence of written instructions to the Secretary of the Corporation to the contrary, at any meeting of the Shareholders of the Corporation any one or more of such


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Shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting. In the event the vote is split evenly, on any particular matter, each faction is entitled to vote the shares in question proportionately.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares standing in the name of a person as a life tenant may be voted by him either in person or by proxy, unless the record of Shareholders shows he is not entitled to vote such shares. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         Unless a written agreement between the parties otherwise provides, a Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. No written consent shall be valid unless the applicable provisions of the Georgia Business Corporation Code have been fully complied with.


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         SECTION  14. Inspectors of Election. In advance of any meeting of
Shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting powers of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all Shareholders.

         SECTION 15. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as Directors, at the instruction of the Board, except that a nominating committee of three Directors may be appointed by the Chairman from year to year to act in lieu of a full Board for selecting the management nominees for election as Directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least twenty (20) days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for Directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by Shareholders are made in writing and delivered to the Secretary of the corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 16. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation (as amended or restated from time to time). This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Articles of Incorporation (as amended or restated from time to time).

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                                  ARTICLE III

                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a Vice Chairman of the Board from among its members and shall designate, when present, either the Chairman of the Board or the Vice Chairman of the Board to preside at its meetings.

         SECTION 2. Number of Directors. The Board of Directors of the Corporation shall consist of seven (7) persons. Except as provided in Section 11 of this Article, the directors shall be elected by the vote of a plurality of the votes cast by the Shares entitled to vote in the election at the annual meeting of the Shareholders. Each Director, except in case of death, resignation, retirement, disqualification or removal, shall serve for the term described in the Corporation's Articles of Incorporation (as amended or restated from time to time), and thereafter until his successor shall have been elected and qualified, or until there is a decrease in the number of Directors.

         SECTION 3. Oualification. All Directors of the Corporation shall be and at all times remain the holders of at least 100 shares of common stock of the Corporation. The transfer or sale of all of a Director's stock shall immediately and automatically act as a resignation from office of such Director.

         SECTION 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or one-third of the Directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

         Members of the Board of Directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.


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         SECTION  6. Notice. Written notice of the date, time and place of any special meeting shall be given to each Director least two (2) days prior thereto delivered personally, by telegram, by cablegram or by mail at the address at which the Director is most likely to be reached. Notice by mail is effective five (5) days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage and correctly addressed, or when received or delivered to the addressee's last known address, whichever first occurs. Any Director may waive notice of any meeting by filing a signed waiver of notice with the Secretary of the Corporation either before or after the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION  7. Quorum. A majority of the number of Directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         SECTION 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these Restated Bylaws, the Articles of Incorporation (as amended or restated from time to time), or the laws of the State of Georgia.

         SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

         SECTION 10. Resignation. Any Director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the Chairman of the Board, the Vice Chairman of the Board or the President. A Director may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation.

         SECTION 11. Vacancies. Any vacancy occurring in the Board of Directors shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation (as

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amended or restated from time to time). The term of such Director shall be in accordance with the provisions of the Corporation's Articles of Incorporation (as amended or restated from time to time).

         SECTION 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

         SECTION 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who votes in favor of such action.

         SECTION 14. Advisory Directors. The Board of Directors may by resolution appoint Advisory Directors to the Board, who may also serve as Directors Emeritus, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory Directors or Directors Emeritus shall not have the authority to participate by vote in the transaction of business.

                                   ARTICLE IV

                         Executive and Other Committees

         SECTION 1. Appointment. The Chairman of the Board of Directors shall designate the Chief Executive Officer (who may also be the Chairman of the Board) and two or more of the other Directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any Director, of any responsibility imposed by law.

         SECTION 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the Articles of Incorporation (as amended or restated from time to


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time), Restated Bylaws, a resolution of the Board of Directors, or Georgia law.


         SECTION  3. Tenure. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is appointed.

         SECTION 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than two (2) days' notice stating the place, date and hour of the meeting, which notice may be written or oral. Notice by mail is effective five (5) days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage and correctly addressed, or when received or delivered to the addressee's last known address, whichever first occurs. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         SECTION 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         SECTION 7. Vacancies. Any vacancy in the executive committee may be filled by appointment made by the Chairman of the Board.

         SECTION 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by an affirmative vote of two-thirds of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the Corporation. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.


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         SECTION  9. Procedure. The executive committee shall elect a chairman from its members and may fix its own rules of procedure which shall not be inconsistent with the Corporation's Articles of Incorporation (as amended or restated from time to time) or these Restated Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

         SECTION 10. Other Committees. The Board of Directors shall by resolution establish an audit committee, and may also establish a loan committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

                                   ARTICLE V

                                    Officers

         SECTION 1. Positions. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors shall designate the Chairman of the Board, the Vice Chairman of the Board, and the Chairman of the executive committee as officers. The Chairman of the Board shall be the Chief Executive Officer, unless the Board of Directors designates the Vice Chairman of the Board or the President as Chief Executive Officer. The same individual may simultaneously hold more than one office in the Corporation. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorized or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance


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with state law; but no such contract shall impair the right of the Board of
Directors to remove any officer at any time in accordance with Section 3 of this
Article V.

         SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the Board of Directors present at a meeting at which a quorum is present whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. President. The President shall be the chief administrative officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by Georgia law, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Restated Bylaws to some other officer or agent of the Corporation, including, without limitation, the Chairman of the Board or Vice Chairman of the Board of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 6. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or any other officer of the Corporation authorized by Georgia law, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.


         SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the


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provisions of these Restated Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

         SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Restated Bylaws; (c) when authorized by the Board of Directors, sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors; and (d) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         SECTION 10. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


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                                   ARTICLE VI

                     Contracts, Loans, Checks and Deposits

         SECTION 1. Contracts. To the extent permitted by applicable law and except as otherwise prescribed by the Corporation's Articles of Incorporation (as amended or restated from time to time) or these Restated Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

                                  ARTICLE VII

                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates of Shares. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.


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         SECTION 2. Contents. Each certificate representing shares of the
Corporation shall set forth upon the face thereof: the name of the Corporation; that the corporation is organized under the laws of the State of Georgia; the name or names of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents, the par value of each share represented by such certificate, or a statement that the shares are without part value; and if the shares represented thereby are nonvoting shares, a statement or notation to that effect.

         Each certificate representing shares issued by the Corporation, which shares are subordinate to authorized shares of any other class or series with respect to dividends or amounts payable on liquidation, shall contain upon the face or back of the certificate a clear and concise statement to that effect. Each certificate representing shares issued by the Corporation shall set forth or fairly summarize upon the face or back of the certificate or shall state that the Corporation will furnish to any Shareholder, upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the Corporation issues any preferred or special class of stock in series, the variations in the relative rights and preferences between the shares of each such series of stock so far as the same have been fixed and determined. Each such certificate shall likewise set forth the authority of the Board of Directors or Shareholders to fix and determine the relative rights and preferences of subsequent series.

         In the event of a change in the capital structure of the Corporation, it shall not be necessary to recall any previously issued share certificate for revision of the information placed upon the face or back of the certificate pursuant to this section.

         SECTION 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid.

         SECTION 4. Form of Payment for Shares. The consideration for issuance of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation (as amended or restated from time to time).

         SECTION 5. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books

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
of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                  ARTICLE VIII

                           Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the thirty-first day of March of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors and approved by the Shareholders.

                                   ARTICLE IX

                                   Dividends

         Dividends upon the stock of the Corporation, subject to the provisions of the Articles of Incorporation (as amended or restated from time to time), if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                   ARTICLE X

                                 Corporate Seal

         The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.


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